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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Learn2.com, Inc. (formerly known as 7th Level, Inc.):


         We consent to the incorporation by reference herein of our report, dated January 30, 1998, related to the consolidated balance sheet of 7th Level, Inc. (currently Learn2.com, Inc.) and subsidiaries as of December 31,1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and the financial statement schedule for each of the years in the two-year period then ended, which report appears in the December31, 1998 Annual Report on Form 10-K/A of 7th Level, Inc. (currentlyLearn2.com, Inc.) and our report, dated February 7, 1997, related to the supplementary consolidated statements of operations, stockholders' equity and cash flows of Learn2.com, Inc. (formerly known as 7th Level, Inc.) and subsidiaries for the year ended December 31, 1996, before restatement for the pooling of interests transaction discussed in note 1 for the supplementary consolidated financial statements, which report appears in the Current Report on Form 8-K of Learn2.com, Inc. dated November 9, 1999.



                                                 /s/ KPMG LLP
                                                 ------------------------------
                                                 KPMG LLP



Dallas, Texas
December 13, 1999